EXHIBIT 10.6


                                 TRUST AGREEMENT
                                       FOR
                     THE WYOMING OIL & MINERALS, INC. TRUST


     This TRUST AGREEMENT ("Agreement") is entered into effective the 6th day of June 2003 by and between Bill M. Conrad, as trustee ("Trustee"), and Wyoming Oil & Minerals, Inc. a Wyoming corporation ("WYOG").

                                   WITNESSETH

     WHEREAS, WYOG owns all of the outstanding stock of New Frontier Energy, Inc., a Colorado corporation ("New Frontier"); and

     WHEREAS, WYOG is the beneficial and record owner of an aggregate of ____________ shares of New Frontier common stock (the "New Frontier Shares"), and

     WHEREAS, WYOG has agreed to effect a pro rata distribution in the nature of a stock dividend of the New Frontier Shares to all WYOG shareholders of record (the "WYOG Shareholders") on June 30, 2003 (the "Record Date,"); and

     WHEREAS, the New Frontier Shares cannot be distributed to the WYOG Shareholders until such shares have been registered with the Securities and Exchange Commission; and

     WHEREAS, in order to effect the distribution of the New Frontier Shares to the WYOG Shareholders, WYOG has agreed to transfer the New Frontier Shares to be held in trust, for the benefit of the WYOG Shareholders pending the registration of such shares.

     NOW THEREFORE, in consideration of the premises and the covenants and agreements herein below set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Name of Trust and Beneficiaries.
     -----------------------------------
     This trust may be known as The Wyoming Oil & Minerals, Inc. Trust. It is created for the sole benefit of the WYOG Shareholders as of the Record Date.

     2. Transfer of Stock to Trustee.
     --------------------------------

          (a) WYOG hereby transfers and assigns to the Trustee all stock certificates for the New Frontier Shares. All such stock certificates shall be endorsed, or accompanied by such instruments of transfer as to enable the Trustee to cause such stock certificates to be transferred into the name of the Trustee, as hereinafter provided. On receipt by the Trustee of the stock certificates for any such shares and their transfer into the name of the Trustee, the Trustee shall hold them in trust for the benefit of the WYOG Shareholders, their successors or permitted assigns, subject to the terms of this Agreement. The effective date of the transfer of the New Frontier Shares to the Trustee shall be the Record Date.

          (b) All certificates for New Frontier Shares transferred and delivered to the Trustee pursuant to this Agreement shall be surrendered by the Trustee to New Frontier and cancelled, and new certificates for the New Frontier Shares shall be issued to and held by the Trustee in the name of "Bill M. Conrad as Trustee for the Wyoming Oil & Minerals, Inc. Trust."

          (c) Trustee shall hold the New Frontier Shares for the benefit of the WYOG Shareholders, pro rata in accordance with the number of WYOG shares owned by them on the Record Date, each of whose pro rata interest in the New Frontier Shares shall hereafter be referred to as a "Trust Interest."

     3. Transfer of Trust Interest.
     ------------------------------

          (a) Permitted Transfers.
          ------------------------
          Subject to the conditions and restrictions set forth in Section 3(b) hereof, a Trust Interest holder may at any time transfer all or any portion of its Trust Interest:

               (i) To any members of such Trust Interest holder's Immediate Family, where the term "Immediate Family" shall mean with respect to any individual Trust Interest holder, the spouse, lineal descendants (including adopted children), and spouses of the lineal descendants of such Trust Interest holder;

               (ii) To a trust the current beneficiaries of which are solely the Trust Interest holder or members of the Trust Interest holder's Immediate Family;

               (iii) To an entity that is wholly owned by persons to whom Trust Interests may be transferred under the foregoing paragraphs of this
          Section 3(a);

               (iv) In the case of a trust or entity described in Section 3(b)(ii) or Section 3(b)(iii), to any beneficiary or owner of such trust or entity; or

               (v) To the estate of the Trust Interest holder, provided that under the terms of the estate the Trust Interests pass to, or are held for the benefit of, persons to whom Trust Interests may have been transferred directly by the Trust Interest holder under foregoing paragraphs of this Section 3(b).

               Any such transfer is referred to in this Agreement as a "Permitted Transfer."

          (b) Conditions to Permitted Transfers.
          --------------------------------------
          A transfer shall not be treated as a Permitted Transfer under Section 3(a) hereof unless and until the following conditions are satisfied:

          (i) The transferor and transferee shall execute and deliver to the Trustee such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Trustee to effect or confirm such transfer and to confirm the agreement of the transferee to be bound by the provisions of this Agreement. In all cases, the Trustee shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with such transfer. Upon the recording of such transfer at the Trustee's principal office, on the books of the Trustee, the Trustee may treat the registered holder as owner thereof for all purposes.

          (ii) Except in the case of a transfer of Trust Interests involuntarily by operation of law, either (1) such Trust Interests shall be registered under the Securities Act of 1933, as amended, and any applicable state securities laws or (2) the transferor shall provide an opinion of counsel, at transferor's expense, which opinion and counsel shall be satisfactory to the Trustee, to the effect that such transfer is exempt from all applicable registration requirements and that such transfer will not violate any applicable laws regulating the transfer of securities.

          (c) Prohibited Transfers.
          -------------------------
          Any purported transfer of a Trust Interest that is not a Permitted Transfer shall be null and void and of no effect whatsoever. In the case of a transfer or attempted transfer of a Trust Interest that is not a Permitted Transfer, the parties engaging or attempting to engage in such transfer shall be liable to indemnify and hold the Trust, the Trustee, WYOG, New Frontier, and the other Trust Interest holders harmless from all costs, liabilities, and damages that any of such indemnified persons or entities may incur (including, without limitation, incremental tax liability and lawyers' fees and expenses) as a result of such transfer or attempted transfer and efforts to enforce the indemnity granted hereby.

          (d) Rights and Duties of Transferor.
          ------------------------------------
          Any Trust Interest holder who has transferred some or all of its Trust Interest through a Permitted Transfer shall automatically cease (as of the date of the Permitted Transfer) to have any rights as to the Trust
     Interests transferred, and shall be relieved of all obligations and liabilities hereunder with respect to such Trust Interests.

          (e) Effective of Transfer.
          --------------------------
          Upon completion of a Permitted Transfer as provided for herein and the recording of such transfer by the Trustee at the Trustee's principal office on the books of the Trustee, the Trustee may treat the registered holder as owner thereof for all purposes. The Trustee shall not be required to recognize any transfer of a Trust Interest not made in accordance with the provisions hereof.

     4. Distribution.
     ----------------
     Upon the registration of the New Frontier Shares with the Securities and Exchange Commission, the Trustee shall take all actions reasonably necessary to effectuate the distribution of the New Frontier Shares to the WYOG Shareholders as of the Record Date, pro rata in accordance with such WYOG Shareholders' Trust Interests ("the Distribution"). WYOG shall notify the Trustee in writing of the due registration of the New Frontier Shares not later than three (3) business days after receipt of an effective date for such registration.

     5. Failure of Distribution.
     ---------------------------

          (a) If for any reason the Distribution has not been completed, in whole or in part, in accordance with all applicable legal requirements within 24 months of the date of this Agreement, then and in such event the Trustee shall be authorized to sell any undistributed New Frontier Shares ("Undistributed New Frontier Shares") in any manner that the Trustee may determine, in his sole judgment, to be commercially reasonable. Disposition of the Undistributed New Frontier Shares may be made by public or private proceedings and may be made by way of one or more contracts. Sale or other disposition of the Undistributed New Frontier Shares may be made as a unit or in divisional interests in such shares. In each event, the method, manner, time, place and terms of such sale or other disposition shall be determined by the Trustee. In no event shall the Trustee be personally liable for any action taken or omitted to be taken under this Agreement provided that such commission or omission does not constitute willful misconduct or gross negligence.

          (b) From the proceeds of the sale, the Trustee shall pay the reasonable expenses incurred in selling the Undistributed New Frontier Shares. The remaining proceeds of sale after such expenses have been paid ("Net Proceeds of Sale") shall then be distributed pro rata to the registered holders of Trust Interests who did not receive a Distribution (each a "Remaining Trust Interest Holder"), in such manner as to distribute such Net Proceeds of Sale to the Remaining Trust Interest Holders as of the Record Date ratably in accordance with the number of Undistributed New Frontier Shares they would have been entitled to receive had a Distribution been made to them.

          (c) If the distribution of Net Proceeds of Sale to the Remaining Trust Interest Holders at their last address of record fails as to any Remaining Trust Interest Holder (each, a "Lost Holder") due to an incorrect address of record or any other reason causing such monetary distribution attempt to be undeliverable, then and in such event, the Trustee shall be authorized to pay the reasonable expenses incurred in attempting to distribute the undistributed Net Proceeds of Sale out of the balance of the undistributed Net Proceeds of Sale. The remaining Net Proceeds of Sale after such expenses have been paid ("Remaining Net Proceeds of Sale") shall then be distributed to WYOG, to be held by WYOG until such time as a Lost Holder may contact WYOG and prove to WYOG's satisfaction that said Lost Holder is actually entitled to its pro rata distribution of the Remaining Net Proceeds of Sale. This determination shall be made in the sole discretion of WYOG. Should WYOG be dissolved prior to the full distribution of the Remaining Net Proceeds of Sale, the Remaining Net Proceeds of Sale shall be deposited with the Wyoming State Treasurer as more specifically provided for in ss. 17-16-1440 of the Wyoming Statues, as such statute may be amended from time to time.

     6. Term and Termination.
     ------------------------
     This Agreement shall terminate upon the earlier of (i) the completion by the Trustee of the Distribution of the New Frontier Shares to the WYOG Shareholders, pro rata, (ii) the completion by the Trustee of the sale or other disposition of any Undistributed New Frontier Shares in accordance with paragraph 5 and the distribution of the Net Proceeds of Sale to the WYOG Shareholders, pro rata, or (iii) the completion and consummation by the Trustee of such other actions as shall have been approved by the WYOG Shareholders owning at least a majority of the New Frontier Shares (a "WYOG Shareholder Approved Action") subject to and in accordance with the terms and conditions of such WYOG Shareholder Approved Action.

     7. Termination Procedure.
     -------------------------

          (a) Upon the termination of this Agreement at any time, as provided for herein, the Trustee, at such time as he may choose during the period commencing 20 days before and ending 20 days after such termination, shall mail written notice of such termination to any Remaining Trust Interest Holders , at the addresses appearing on the Trustee's transfer books. After the date specified in any such notice (which date shall be fixed by the Trustee), the Trust Interests shall cease to have any effect, and their holders shall have no further rights under this Agreement other than to receive stock certificates for New Frontier Shares or other property distributable under the terms hereof and upon the surrender of their respective Trust Certificates, if issued.

          (b) Within 30 days after the termination of this Agreement, the Trustee shall deliver, to the registered holders of all Trust Interests at their addresses appearing on the Trustee's transfer books, (1) certificates for the number of New Frontier Shares represented thereby, upon the surrender thereof properly endorsed, and provided such shares have been duly registered with the Securities and Exchange Commission, or (ii) payment in an amount equal to the registered holder's pro rata share of the Net Proceeds of Sale of the New Frontier Shares.


     8. Dividends.
     -------------

          (a) Prior to the termination of this Agreement, the holder of each Trust Interest shall be entitled to receive payments equal to the cash dividends, if any, received by the Trustee upon a like number and class of shares of New Frontier's capital stock as is called for by each such Trust Interest. If any dividend in respect of the stock deposited with the Trustee is paid, in whole or in part, in New Frontier's stock having general voting powers, the Trustee shall likewise hold, subject to the terms of this Agreement, the certificates for stock which are received by him on account of such dividend. The holder of each Trust Interest representing stock on which such stock dividend has been paid shall be entitled to receive a Trust Interest issued under this Agreement for the number of shares and class of stock received as such dividend with respect to the shares represented by such Trust Interest. Trust Interest holders entitled to receive the dividends described above shall be those registered as such on the Trustee's transfer books at the close of business on the day fixed by New Frontier for the taking of a record to determine those holders of its stock entitled to receive such dividends, or if the Trustee has fixed a date, as hereinafter in this paragraph provided, for the purpose of determining the holders of Trust Interests entitled to receive such payment or distribution, then registered as such at the close of business on the date so fixed by the Trustee.

          (b) If any dividend in respect of the stock deposited with the Trustee is paid other than in cash or in capital stock having general voting powers, then the Trustee shall distribute the same among the holders of Trust Interests registered as such at the close of business on the day fixed by the Trustee for taking a record to determine the holders of Trust Interests entitled to receive such distribution. Such distribution shall be made to such holders of Trust Interests ratably, in accordance with the number of shares represented by their respective Trust Interests.

          (c) The Trustee may temporarily close its transfer books for a period not exceeding 20 days preceding the date fixed for the payment or distribution of dividends or the distribution of assets or rights, or at any other time in the Trustee's discretion. In lieu of providing for the closing of the books against the transfer of Trust Interests, the Trustee may fix a date not exceeding 20 days preceding any date fixed by New Frontier for the payment or distribution of dividends, or for the distribution of assets or rights, as a record date for the determination of the holders of Trust Interests entitled to receive such payment or distribution. The holders of Trust Interests of record at the close of business on such date shall exclusively be entitled to participate in such payments or distribution.

          (d) In lieu of receiving cash dividends upon the capital stock of New Frontier and paying the same to the holders of Trust Interests pursuant to the provisions of this Agreement, the Trustee may instruct New Frontier in writing to pay such dividends to the holders of the Trust Interests directly. Upon receipt of such written instructions, New Frontier shall pay such dividends directly to the holders of the Trust Interests. Upon such instructions being given by the Trustee to New Frontier, and until revoked by the Trustee, all liability of the Trustee with respect to such dividends shall cease. The Trustee may at any time revoke such instructions and by written notice to New Frontier direct it to make dividend payments to the Trustee.

     9. Subscription Rights.
     -----------------------
     If any stock or other securities of New Frontier are offered for subscription to the holders of its capital stock deposited hereunder, the Trustee, promptly upon receipt of notice of such offer, shall mail a copy thereof to each holder of the Trust Interests. Upon receipt by the Trustee, at least five days prior to the last day fixed by New Frontier for subscription and payment, of a request from any such registered holder of Trust Interests to subscribe in his behalf, accompanied by the sum of money required to be paid for such stock or securities in collectible funds (not in excess of the amount subject to subscription in respect of the shares represented by the Trust Interest held by such certificate holder), the Trustee shall make such subscription and payment. Upon receiving from New Frontier the certificates for shares or securities so subscribed for, the Trustee shall issue to such holder a Trust Interest in respect thereof if the shares or securities received have general voting powers. If, however, the shares or securities do not have general voting powers, the Trustee shall mail or deliver such securities to the certificate holder in whose behalf the subscription was made, or may instruct New Frontier to make delivery directly to the certificate holder entitled thereto.

     10. Dissolution of New Frontier.
     --------------------------------
     In the event of the dissolution or total or partial liquidation of the Company, whether voluntary or involuntary, the Trustee shall receive the moneys, securities, rights, or property to which the holders of New Frontier's capital stock deposited hereunder are entitled, and shall distribute the same among the registered holders of Trust Interests in proportion to their interests, as shown by the books of the Trustee. Alternatively, the Trustee may in his discretion deposit such moneys, securities, rights, or property with any Federally insured bank or trust company doing business in Denver, Colorado, with authority and instructions to distribute the same as above provided, and upon such deposit all further obligations or liabilities of the Trustee in respect of such moneys, securities, rights, or property so deposited shall cease.

     11. Reorganization of New Frontier.
     -----------------------------------
     If New Frontier is merged into or consolidated with another corporation, or all or substantially all of its assets are transferred to another corporation, then in connection with such transfer the term "New Frontier" for all purposes of this Agreement shall be deemed to include such successor corporation, and the Trustee shall receive and hold under this Agreement any stock of such successor corporation received on account of the ownership, as Trustee hereunder, of the stock held hereunder prior to such merger, consolidation, and transfer. Trust Certificates issued and outstanding under this Agreement at the time of such merger, consolidation, or transfer, if any, may remain outstanding, or the Trustee may, in his discretion, substitute for such Trust Certificates new Trust Certificates in appropriate form, and the terms "stock" and "capital stock" as used herein shall be taken to include any stock which may be received by the Trustee in lieu of all or any part of the New Frontier's capital stock.

     12. Powers of Trustee.
     ----------------------

          (a) Until the actual delivery to the holders of Trust Interests issued hereunder of stock certificates in exchange for such Trust Interests, and until the surrender of any issued and outstanding Trust Certificates for cancellation, the Trustee shall have the right, subject to the provisions of this paragraph hereinafter set forth, to exercise, in person or by his nominees or proxies, all stockholders' voting rights and powers in respect of all stock deposited hereunder, and to take part in or consent to any corporate or stockholders' action of any kind whatsoever. The right to vote shall include the right to vote for the election of directors, and in favor of or against any resolution or proposed action of any character whatsoever, which may be presented at any meeting or require the consent of New Frontier's stockholders. Without limiting such general right, it is understood that such action or proceeding may include, upon terms satisfactory to the Trustee or to his nominees or proxies thereto appointed by him, mortgaging, creating a security interest in, and pledging of all or any part of New Frontier's property, the lease or sale of all or any part of its property, for cash, securities, or other property, and the dissolution of New Frontier, or its consolidation, merger, reorganization, or recapitalization.

          (b) In voting the stock held by him hereunder either in person or by his nominees or proxies, the Trustee shall exercise his best judgment to select suitable directors of New Frontier, and shall otherwise, insofar as he may as a stockholder of New Frontier, take such part or action in respect to the management of its affairs as he may deem necessary so as to be kept advised on the affairs of New Frontier and its management. In voting upon any matter that may come before him at any stockholders' meeting, the Trustee shall exercise like judgment. The Trustee, however, shall not be personally liable for any action taken pursuant to his vote or any act committed or omitted to be done under this Agreement, provided that such commission or omission does not amount to willful misconduct on his part and that he at all times exercises good faith in such matters.

     13. Liability of Trustee.
     -------------------------
     It is the intention of the parties that the Trustee has unfettered discretion to vote the New Frontier Shares as he deems appropriate. No Trustee shall be liable to any WYOG Shareholder or any other person for any loss arising out of or in connection with his voting of any of the New Frontier Shares or any other action or inaction as Trustee hereunder, unless such loss was caused by his gross negligence or willful misconduct. The Trustee may consult with counsel of his choice, and shall have full and complete authorization and protection for any action taken or suffered by the Trustee under this Agreement in food faith and in accordance with the opinion of such counsel.

     14. Resignation of Trustee.
     ---------------------------

          (a) The Trustee shall have the right to resign as Trustee hereunder at any time by notice to WYOG and the Trust Interest holders, such resignation to be effective at such time as a successor Trustee accepts the terms of this Agreement pursuant to Section 14(c).

          (b) In the event of the resignation or inability of the Trustee to serve for any reason, the successor to the Trustee shall be the person appointed by the Trustee to serve as successor to the Trustee. Should the Trustee cease to serve or become incapacitated without having appointed a successor, the holders of Trust Interests shall hold a meeting within sixty
     (60) days after the Trustee ceases to serve or is incapacitated for the purpose of electing a successor Trustee, or as soon thereafter as practicable. Notice of such meeting shall be delivered to each Trust Interest holder not less than ten (10) days prior thereto. In that event, the successor to the Trustee shall be the person appointed by the affirmative vote of the holders of a majority of the then outstanding Trust Interests.

          (c) Any person appointed as a successor Trustee hereunder shall become a Trustee only upon written acceptance of and agreement to be bound by, the terms and conditions of this Agreement and the rights, powers, duties and obligations of the Trustee hereunder, and the delivery of such acceptance to the preceding Trustee, if reasonably possible, and the Trust Interest holders. Each successor Trustee shall have the same rights, powers, duties and obligations as the Trustee whom such successor succeeds.

     15. Compensation and Reimbursement of Trustee.
     ----------------------------------------------
     The Trustee shall serve without compensation. The Trustee shall, however, have the right to incur and pay such reasonable expenses and charges, to employ and pay such agents, attorneys, and counsel as he/it may deem necessary and proper to effectuate this Agreement. All such expenses or charges incurred by and due to the Trustee may be deducted pro rata from the dividends or other moneys or property received by him on the stock deposited hereunder. Nothing herein contained shall disqualify the Trustee or successor Trustees, or incapacitate him or them from serving New Frontier or any of its affiliates or subsidiaries as officer or director, or in any other capacity, and in any such capacity receiving compensation.

     16. Notice.
     -----------

          (a) Unless otherwise specifically provided herein, any notice to or communication with the holders of the Trust Interests hereunder shall be deemed to be sufficiently given or made if enclosed in postpaid envelopes (regular not registered mail) addressed to such holders at their respective addresses appearing on the Trustee's transfer books, and deposited in any post office or post office box. The addresses of the holders of Trust Interests, as shown on the Trustee's transfer books, shall in all cases be deemed to be the addresses of Trust Interest holders for all purposes under this Agreement, without regard to what other or different addresses the Trustee may have for any Trust Interest holder on any other books or records of the Trustee. Every notice so given shall be effective, whether or not received, and the date of mailing shall be the date such notice is deemed given for all purposes.

          (b) Any notice to New Frontier hereunder shall be sufficient if enclosed in a postpaid envelope and sent by registered mail to New Frontier at such other address as New Frontier may designate by notice in writing to the Trustee.

          (c) Any notice to the Trustee hereunder may be enclosed in a postpaid envelope and sent by registered mail to the Trustee, addressed to him at such addresses as he may from time to time furnish in writing to New Frontier.

          (d) All distributions of cash, securities, or other property hereunder by the Trustee to the holders of Trust Interests may be made, in the Trustee's discretion, by mail (regular or registered mail, as the Trustee may deem advisable), in the same manner as hereinabove provided for the giving of notices to the holders of Trust Interests or by the use of a Transfer Agent as provided for herein.

     17. Entire Agreement.
     ---------------------
     This Agreement supersedes all prior agreements between the parties relating to its subject matter. There are no other understandings or agreements between them concerning the subject matter.

     18. Non-Waiver.
     ---------------
     No delay or failure by a party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

     19. Headings.
     -------------
     Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

     20. Governing Law; Venue.
     -------------------------
     This Agreement shall be construed in accordance with the laws of the State of Colorado. Any action or proceeding against any party arising out of, or relating in any way to this Agreement shall be brought and enforced only in a court of competent jurisdiction in any local, state, or federal court located within the City and County of Denver, Colorado. Each of the WYOG Shareholders irrevocably submits to the jurisdiction of each such court in respect of any such action or proceeding, regardless of his residence. Each of the WYOG Shareholders irrevocably waives, to the fullest extent permitted by applicable law: (i) any objection that such party may now or hereafter have to the laying of venue of any such action or proceeding in the State of Colorado; and (ii) any claim that any such action or proceeding brought in any such court has been brought in any inconvenient forum.

     21. Fax/Counterparts.
     ---------------------
     This Agreement may be executed by telex, telecopy or other facsimile transmission, and may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one agreement.

     22. Binding Effect.
     -------------------
     The provisions of this Agreement shall be binding upon and inure to the benefit of each of the parties and their respective legal representatives, successors and assigns.

     23. Transfer Agent.
     -------------------
     Notwithstanding anything in this Agreement to the contrary, the Trustee may employ one or more Transfer Agents to assist in Trustee's notification or distribution obligations found herein, including, but not limited to, (1) any transfer associated with the Distribution, (2) any distribution of dividends,
(3) any distribution of Net Proceeds of Sale, or (4) any distribution of Trust Certificates.

     24. Continuation of Trust.
     --------------------------
     The death, insolvency, or incompetency of a WYOG Shareholder, or the transfer of Trust Interests, shall not terminate the Trust, or entitle the legal representative of the WYOG Shareholder, or the transferee, to any accounting or to any legal action against the Trust property or the Trustee. Upon the death, insolvency, or incompetency of a WYOG Shareholder, his legal representatives shall succeed as a WYOG Shareholder, and shall be bound by the provisions of this Agreement.

     IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

Date:  June 6, 2003
       ------------


                                    TRUSTEE:


                                      /s/ Bill M. Conrad
                                      ------------------------------------------
                                      Trustee
                                      ------------------------------------------



                                      WYOMING OIL & MINERALS, INC.
                                      a Wyoming Corporation


                                      By:   /s/ Raymond E. McElhaney
                                           -------------------------------------
                                      Name: Raymond E. McElhaney
                                           -------------------------------------
                                     Title: Chairman
                                           -------------------------------------